Exhibit 99.1
Press Release

TransUnion Announces Agreement to Acquire Majority Ownership of the Consumer Credit Business of Buró de Crédito

Chicago, January 16, 2025 – TransUnion (NYSE:TRU) has signed a definitive agreement to acquire majority ownership of Trans Union de Mexico, S.A., S.I.C., the consumer credit business of the largest credit bureau in Mexico, Buró de Crédito. TransUnion currently owns approximately 26% of Trans Union de Mexico, has held seats on its board of directors for over two decades, and serves as one of its technology providers. TransUnion has agreed to acquire an additional 68% from selling shareholders, including several of the largest banks operating in Mexico. Cash consideration for the transaction is approximately MXN 11.5 billion, or $560 million using a USD/MXN exchange rate of 20.53 as of January 14, 2025 based on an enterprise value of MXN 16.8 billion, or $818 million at the previously mentioned exchange rate. With this transaction, TransUnion’s ownership would increase to approximately 94%. Buró de Crédito’s commercial credit business is excluded from the transaction.
“Our expansion in Mexico continues our commitment to making trust possible in global commerce,” said Chris Cartwright, President and CEO of TransUnion. “Credit bureaus are a catalyst for financial inclusion, and we are excited for the opportunity to bring the benefits of our state-of-the art technology, innovative solutions and industry expertise to Mexican consumers and businesses. We also look forward to supporting the country’s digital transformation objectives to empower consumers with increased economic opportunity.”
Mexico is the 12th largest global economy and second largest in Latin America, with a growing population and emerging middle class. Consumer credit in Mexico is rapidly expanding, and over half of Mexican adults have at least one financial product. While credit penetration remains lower in Mexico than other Latin American countries, it has significantly increased in the past decade, from 34% to 42% of GDP between 2013 and 20231. After the transaction closes, TransUnion intends to leverage its global operating model to strengthen Trans Union de Mexico’s services to the Mexican market, including additional efforts to drive financial inclusion.
“We anticipate that our planned acquisition of Buró de Crédito’s consumer credit business will strengthen our leadership position in Latin America and will make TransUnion the largest credit bureau in Spanish-speaking Latin America,” said Carlos Valencia, Regional President of TransUnion Latin America. “We see substantial opportunity to introduce global products like trended and alternative credit data, fraud mitigation solutions and consumer engagement tools. We also plan to expand beyond traditional financial services into adjacencies such as FinTech and insurance.”
TransUnion operates in over 30 countries and intends to leverage a proven playbook for scaling businesses internationally. Its innovative solutions include products that promote financial inclusion, mitigate fraud and empower consumers to access credit and manage their financial health. Its global technology and operating model support a best-in-class customer experience, cybersecurity and data governance. TransUnion plans to increase the number of associates in Mexico over the next several years to support the execution of the transaction and to further strengthen the company’s capabilities within the region.
“We anticipate integrating the Buró de Crédito consumer credit business into our strong global operating model as part of our International segment,” said Todd Skinner, President, International of TransUnion. “We expect to deliver strong growth over the long term, supported by favorable market dynamics and execution against our growth playbook.”

The target acquisition is expected to generate approximately $145 million2 of revenue and $70 million2 of Adjusted EBITDA3 in 2024. Based on current foreign exchange and financing assumptions, the acquisition is expected to be accretive to Adjusted Diluted Earnings per Share3 in the first year of majority ownership.
The transaction is expected to close by the end of 2025, subject to the satisfaction of regulatory approvals and customary closing conditions. TransUnion anticipates funding this transaction through a combination of debt and cash on hand.
TransUnion will host a conference call and webcast today at 8:30 a.m. Central Time to discuss the transaction agreement and certain forward-looking information. The session and accompanying presentation materials may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.

1 Source: IMF
2 Estimated total 2024 revenue and Adjusted EBITDA of Trans Union de Mexico based on 20.53 USD/MXN exchange rate as of 1/14/25.
3 Adjusted EBITDA and Adjusted Diluted EPS are non-GAAP measures which should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. TransUnion has not provided a reconciliation of non-GAAP measures to the most comparable GAAP financial measures because the non-GAAP measures are presented on a forward-looking basis, and due to the uncertain nature of acquisition-related expenses, purchase accounting fair value adjustments and other information related to the acquisition, a reconciliation could not be prepared without unreasonable effort. This information could be material to TransUnion’s results computed in accordance with GAAP.

About TransUnion (NYSE: TRU)
TransUnion is a global information and insights company with over 13,000 associates operating in more than 30 countries. We make trust possible by ensuring each person is reliably represented in the marketplace. We do this with a Tru™ picture of each person: an actionable view of consumers, stewarded with care. Through our acquisitions and technology investments we have developed innovative solutions that extend beyond our strong foundation in core credit into areas such as marketing, fraud, risk and advanced analytics. As a result, consumers and businesses can transact with confidence and achieve great things. We call this Information for Good® — and it leads to economic opportunity, great experiences and personal empowerment for millions of people around the world. http://www.transunion.com/business

About Buró de Crédito
Buró de Crédito is the leading company in Mexico that manages the most complete and secure credit database for individuals and businesses. Buró de Crédito is comprised of two credit bureaus: Trans Union de México, S.A. (credit bureau for individuals) and Dun & Bradstreet, S.A. (credit bureau for individuals with business activities and corporations). With 29 years in the market, Buró de Crédito provides services on the collection, management, delivery or forwarding of information related to the credit history of individuals and companies. Its other complementary products and services are also essential for individuals, companies and credit grantors as they facilitate the management and analysis of financial risks. In this way, Buró de Crédito helps to streamline and facilitate decision making for the generation of business and the healthy expansion of credit, thus contributing to the economic development of the country. http://www.burodecredito.com.mx

TransUnion Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning anticipated benefits of the transaction, including strategic, business and to our results of operations, the expected timeline for completing the transaction, expected sources of funding for the acquisition, and descriptions of our business plans, prospects and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions.
Factors that could cause actual results to differ materially from those described in the forward-looking statements include: failure to realize the synergies and other benefits expected from the proposed acquisition of Trans Union de Mexico; the risk that required regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated; the failure of any of the closing conditions in the definitive purchase agreement to be satisfied on a timely basis or at all; delay in closing the proposed acquisition; the possibility that the proposed acquisition, including the integration of Trans Union de Mexico, may be more costly to complete than anticipated; business disruption during the pendency of the proposed acquisition and following the acquisition closing; risks related to disruption of management time from ongoing business operations and other opportunities due to the proposed acquisition; the effects of pending and future legislation and regulatory actions and reforms; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond TransUnion’s control; risks related to TransUnion’s indebtedness, including our ability to make timely payments on principal and interest and our ability to satisfy covenants in the agreements governing our indebtedness; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.